Exhibit 77Q1(e)(1) - First Amendment to Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Engemann Asset Management, dated January 1, 2005, on behalf of Phoenix Income & Growth Fund, filed herewith. (See attached file: PISF & PIC 1st Amend to SA (EAM) - Income & Growth 01012005.doc)